EXHIBIT 16.1


December 13, 2005

Securities & Exchange Commission
Office of the Chief Accountant
Washington, D.C.  20549


Re:     UC Hub Group, Inc.
        Commission File Number 001-15665
Commissioners:


We have read the statements made by UC Hub Group, Inc.(copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of UC Hub Group, Inc.'s Form 8-K report dated December 12, 2005. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.


                         Very  truly  yours,

                         Russell Bedford Stefanou Mirchandani LLP


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